Exhibit 4.329

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 161957 dated July 10, 2018

For Rendering

local telephone communication services

using payphones

This License is granted to

Public Joint Stock Company

“Moscow City Telephone Network”

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1027739285265

Tax Identification Number (TIN)

7710016640

Location address (place of residence):

119017, Moscow, Bolshaya Ordynka St., 25, bld. 1

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until July 10, 2023.

This License is granted by decision of the licensing body - Order dated February 06, 2018 No. 53-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ O.A. Ivanov

Stamp here

Official seal:

MINISTRY OF TELECOM AND MASS

COMMUNICATIONS

OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION

IN THE SPHERE

OF COMMUNICATIONS, INFORMATION

TECHNOLOGY

AND MASS MEDIA

PSRN 1087746736296